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                    [Letterhead of Lewis, Rice & Fingersh]






                               February 28, 1997

1st Source Corporation
100 North Michigan Street
South Bend, Indiana 63105
Attention:  Board of Directors

1st Source Capital Trust
c/o 1st Source Corporation
100 North Michigan Street
South Bend, Indiana 63105
Attention:  Administrative Trustees

Gentlemen:

      We have acted as counsel to 1st Source Corporation, an Indiana corporation (the "Company"), 1st Source Capital Trust I, a Delaware statutory business trust ("Trust I") and 1st Source Capital Trust II, a Delaware statutory business trust ("Trust II") in connection with the preparation of a Registration Statement on Form S-3 (the "Registration Statement") to be filed by the Company, Trust I and Trust II with the Securities and Exchange Commission (the "SEC") for the purpose of registering under the Securities Act of 1933, as amended, ---% cumulative trust preferred securities of Trust I (the "---% Cumulative Trust Preferred Securities"), floating rate cumulative trust preferred securities of Trust II (the "Floating Rate Cumulative Trust Preferred Securities"), ---% subordinated debentures of the Company (the "---% Subordinated Debentures"), floating rate subordinated debentures of the Company (the "Floating Rate Subordinated Debentures"), the guarantee of the Company with respect to the ---% Cumulative Trust Preferred Securities (the "Guarantee I") and the guarantee of the Company with respect to the Floating Rate Cumulative Trust Preferred Securities (the "Guarantee II") .

      In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of
(i) the restated certificate of trust filed by Trust I with the Secretary of State of the State of Delaware on February 27, 1997;
(ii) the certificate of trust filed by Trust II with the Secretary of State of the State of Delaware on February 27, 1997; (iii) the restated Trust Agreement, dated as of February 27, 1997, with respect to Trust I; (iv) the Trust Agreement, dated as of February 27, 1997, with respect to Trust II; (v) the form of the Amended and Restated Trust Agreement with respect to Trust I; (vi) the form of the Amended and Restated Trust Agreement with respect to Trust II;
(vii) the form of the ---% Cumulative Trust Preferred Securities;
(viii) the form of the Floating Rate Cumulative Trust Preferred Securities; (ix) the form of the Guarantee I between the Company and State Street Bank and Trust Company ("State Street"), as trustee; (x) the form of the Guarantee II between the Company and State Street, as trustee; (xi) the form of the ---% Subordinated Debentures; (xii) the form of the Floating Rate Subordinated Debentures; (xiii) the form of the indenture between the Company and State Street, as trustee, with respect to the ---% Subordinated Debentures (the "Indenture I"); (xiv) the form of the indenture between the Company and State Street, as trustee, with respect to the Floating Rate Subordinated Debentures (the "Indenture II") in each case in the form filed as an exhibit to the Registration Statement. We have also examined originals or copies, certified, or otherwise identified to our satisfaction, of such other documents, certificates, and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.


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      In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies and the authenticity of the originals of such copies. In examining documents executed by parties other than the Company, Trust I or Trust II, we have assumed that such parties had the power, corporate or otherwise, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or otherwise, and execution and delivery by such parties of such documents and that, except as set forth in paragraphs (1) and (2) below, such documents constitute valid and binding obligations of such parties. In addition, we have assumed that the Amended and Restated Trust Agreement with respect to Trust I, the Amended and Restated Trust Agreement with respect to Trust II, the ---% Cumulative Trust Preferred
Securities, the Floating Rate Cumulative Trust Preferred
Securities, the Guarantee I, the Guarantee II, the ---%
Subordinated Debentures, the Floating Rate Subordinated Debentures, the Indenture I and the Indenture II, when executed, will be executed in substantially the form reviewed by us. As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon oral or written statements and representations of officers, trustees, and other representatives of the Company, Trust I, Trust II and others.

      We are members of the bar of the states of Missouri and Illinois, and we express no opinion as to the laws of any other jurisdiction.

      Based upon and subject to the foregoing and to other qualifications and limitations set forth herein, we are of the opinion that:

      1. After the Indenture I has been duly executed and delivered, the ---% Subordinated Debentures, when duly executed, delivered, authenticated and issued in accordance with Indenture I and delivered and paid for as contemplated by the Registration Statement, will be valid and binding obligations of the Company, entitled to the benefits of the Indenture I and enforceable against the Company in accordance with their terms, except to the extent that enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium, or other similar laws now or hereafter in effect relating to creditors' rights generally, and
(ii) general principles of equity regardless of whether enforceability is considered in a proceeding at law or in equity.

      2. After the Indenture II has been duly executed and delivered, the Floating Rate Subordinated Debentures, when duly executed, delivered, authenticated and issued in accordance with Indenture II and delivered and paid for as contemplated by the Registration Statement, will be valid and binding obligations of the Company, entitled to the benefits of the Indenture II and enforceable against the Company in accordance with their terms, except to the extent that enforcement thereof may be limited by
(i) bankruptcy, insolvency, reorganization, moratorium, or other similar laws now or hereafter in effect relating to creditors' rights generally, and (ii) general principles of equity regardless of whether enforceability is considered in a proceeding at law or in equity.

      3. The Guarantee I, when duly executed and delivered by the parties hereto, will be a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except to the extent that enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium, or other similar laws now or hereafter in effect relating to creditors' rights generally, and (ii) general principles of equity regardless of whether enforceability is considered in a proceeding at law or in equity.

      4. The Guarantee II, when duly executed and delivered by the parties hereto, will be a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except to the extent that enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium, or other similar laws now or hereafter in effect relating to creditors' rights


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generally, and (ii) general principles of equity regardless of whether enforceability is considered in a proceeding at law or in equity.

      We hereby consent to the reference to us under the caption
"Validity of Securities" in the Prospectus forming a part of the Registration Statement and to the inclusion of this legal opinion as an Exhibit to the Registration Statement.

                                    Very truly yours,

                                    /s/ Lewis, Rice & Fingersh, L.C.

                                    LEWIS, RICE & FINGERSH, L.C.